Exhibit 23.3
Consent of Independent Certified Public Accountants


Topro, Inc.
Denver, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated September 26, 1997, relating to the consolidated financial statements of Topro, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-KSB for its fiscal year ended June 30, 1997 and to the reference to our Firm under the heading "Experts" in the Prospectus.

                                       BDO SEIDMAN, LLP


                                       /s/ BDO SEIDMAN, LLP

December 10, 1997